EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cenex Harvest States Cooperative on Form S-2 of our report dated July 24, 1998 (relating to the financial statements of Harvest States Cooperative not presented separately herein) appearing in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus that is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Minneapolis, Minnesota

July 13, 2001